UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2020

CALYXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38161	27-1967997
(Commission File No.)	(IRS Employer Identification No.)

2800 Mount Ridge Road, Roseville, MN 55113-1127

(Address of Principal Executive Offices)(Zip Code)

(651) 683-2807

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2020, Calyxt, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 32,990,647 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting on the March 24, 2020 record date, 31,613,657 shares, or approximately 95.82%, were present at the Annual Meeting either by attendance via live audio webcast or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.To elect seven directors to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Nominee	For	Withhold	Broker Non-Vote
Dr. André Choulika	28,498,648	1,412,257	1,702,752
Mr. Philippe Dumont	28,840,520	1,070,385	1,702,752
Mr. Jonathan B. Fassberg	28,779,917	1,130,988	1,702,752
Ms. Anna Ewa Kozicz-Stankiewicz	28,855,090	1,055,815	1,702,752
Ms. Kimberly K. Nelson	28,443,736	1,467,169	1,702,752
Mr. Christopher J. Neugent	28,845,375	1,065,530	1,702,752
Dr. Yves J. Ribeill	28,839,322	1,071,583	1,702,752

2.To ratify the appointment by the Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Vote
31,606,590	5,760	1,307	—

As a result, each nominee was elected as a director of the Company and the appointment of Ernst & Young LLP was ratified at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALYXT, INC.

	By:	/s/ James A. Blome
Dated: May 22, 2020		James A. Blome, Chief Executive Officer